ASSIGNMENT AND AMENDMENT TO
AGREEMENT OF PURCHASE AND SALE OR CONTRIBUTION
AND ESCROW INSTRUCTIONS

THIS ASSIGNMENT AND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE OR CONTRIBUTION AND ESCROW INSTRUCTIONS (the "Assignment") is entered into as of this 26th day of March, 1997, by and between Arden Realty Limited Partnership, a Maryland limited partnership ("Buyer"), Highridge Commercial Fund No. 1, L.P., a California limited partnership ("Exchange Party"), and RPM INVESTMENTS, INC., a California corporation ("Accommodator"), with respect to the following:

A.	Exchange Party owns, as a tenant in common, an undivided interest in the real property located at 15111 and 15141 Whittier Boulevard in the City of Whittier, County of Los Angeles, in the State of California (the "Real Property") (Exchange Party's interest in the
Real Property shall hereafter be referred to as the "Relinquished
Property").

B.	Exchange Party has entered into a certain Agreement of Purchase and Sale or Contribution and Escrow Instructions, dated February 18, 1997 ("Purchase Agreement") with Buyer pursuant to which Exchange
Party has agreed to convey the Relinquished Property to Buyer, upon the terms and conditions set forth in the Purchase Agreement.

D.	The parties desire to assign and amend the Purchase Agreement upon the terms and conditions set forth herein.

	NOW THEREFORE, for and in consideration of the foregoing premises and the mutual undertakings set forth below, the parties hereby agree as follows:

1.	Assignment of Interest in Purchase Agreement.

	1.1	Exchange Party hereby assigns to Accommodator all of
Exchange Party's right, title and interest in and to (i) the Purchase Agreement and (ii) the Relinquished Property. Subject to the terms and conditions of Paragraphs 2 and 3 of this Assignment, Accommodator hereby accepts such assignment and agrees to be bound by the terms and conditions of the Purchase Agreement and to sell the Relinquished Property to Buyer. Exchange Party's assignment of its right, title and interest in the Purchase Agreement and the Relinquished Property shall not release Exchange Party from its representations, warranties, covenants and obligations under the Purchase Agreement. Buyer hereby acknowledges the foregoing assignment and, to the extent required, Buyer hereby consents to such assignment.

	1.2	Notwithstanding the foregoing assignment, the parties
acknowledge and agree that if Accommodator defaults in its obligations under the Purchase Agreement, then (i) Exchange Party shall still be liable to buyer under the Purchase Agreement and, (ii) in addition to all other remedies, Buyer shall have all of the rights against Exchange Party which Buyer possessed prior to this Assignment.
Nothing contained in this Paragraph, however, shall affect any rights of Exchange Party against Accommodator by reason of any default of Accommodator.

	1.3	Any covenants, representations and warranties heretofore
made by exchange Party to Buyer (or its predecessor) and made by Buyer (or its predecessor) to Exchange Party under the Purchase Agreement shall continue to inure to the benefit of Buyer and Exchange Party, respectively, notwithstanding this Assignment and/or the fact that Exchange Party may convey the Property to Accommodator who shall then convey it to Buyer.

2.	Rights and Obligation of Accommodator.

	2.1	It is understood between Buyer and Accommodator that
Accommodator is simply an accommodator to facilitate Exchange Party in structuring the acquisition of certain property as an exchange. Buyer acknowledges and agrees that it is not relying on any covenant, representation or warranty of Accommodator or its shareholders, directors, officers, employees, agents, affiliates or attorneys in entering into this Assignment. Further, Buyer acknowledges and agrees that Accommodator has not made, nor shall it be liable for, any covenant, representation or warranty contained in the Purchase Agreement or relating to the Property, the condition thereof, or title thereto, except for Accommodator's agreement in this Assignment to sell the Property to Buyer in accordance with the terms of the Purchase Agreement. Buyer hereby releases Accommodator from any claims, liability, costs, expenses or damages, including reasonable attorneys' fees and costs, in connection with any matter relating to the Purchase Agreement or the Relinquished Property, except as provided in Section 2.3 below.

	2.2	In the event of any breach by Exchange Party under the
Purchase Agreement, or with respect to the Relinquished Property, Buyer agrees that its sole recourse shall be to proceed against Exchange Party with respect to any such claim or allegation, and not against Accommodator. Further, Exchange Party hereby agrees that Exchange Party (and not Accommodator) shall be solely responsible and liable to Buyer for the performance of all covenants, representations and warranties under the Purchase Agreement, and the condition of the Relinquished Property (to the extent provided therein), and that Buyer shall have the right to look exclusively to Exchange Party for any breaches thereof or claims related thereto.

	2.3	Accommodator covenants and agrees that it shall not, by
action or omission, cause any damage to title to the Relinquished Property and it agrees to hold Exchange Party and Buyer each harmless from and against any costs, claims, liability, expenses, losses or damages, including reasonable attorneys' fees and costs, arising from or related to any action or omission of Accommodator.

3.  Direct Deeding and Closing.

In lieu of Exchange Party delivering a deed and other closing documents to the Relinquished Property to Accommodator, Accommodator hereby agrees that, prior to the closing, Exchange Party may execute and deliver such deed and other closing documents in favor of Buyer. Buyer agrees to accept same, subject to the provisions of the Purchase Agreement.

4.	Amendments to Purchase Agreement.

Accommodator and Buyer agree that they shall not amend the Purchase Agreement after the execution of this Assignment without the prior written consent of Exchange Party to do so. Buyer shall not, by this Agreement or acquiescence to the exchange between Exchange Party and Accommodator, (i) have its rights under the Purchase Agreement, including those that survive closing, affected or diminished in any manner, or (ii) be responsible for compliance with or be deemed to have warranted to Exchange Party that such exchange in fact complies with Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code") or Section 18031 of the California Revenue and Taxation Code, as amended.

5.	Purchase Agreement.

Except as provided in this Assignment, the Purchase Agreement, as it may have been heretofore amended, shall remain in full force and effect.

6.	Establishment of qualified Escrow Account.

At the closing of the Sale of the Relinquished Property to Buyer, Buyer shall transfer the entire net cash proceeds due to Exchange Party (after payment therefrom of Exchange Party's costs, expenses, prorations and similar items in connection with such sale to the extent directed at or prior to such closing by Exchange Party) (the "Cash Portion of the Acquisition Price") as follows:

		(i) to Exchange Party (or its designee) so much of the Cash Portion of the Acquisition Price that Exchange Party specifies, by written notice to Buyer at or prior to such closing, as being "boot" to the Exchange Party under Section 1031 of the Code, and

		(ii) to Accommodator, the balance of the Cash Portion of the Acquisition Price.

7.	Indemnity.

Except for the attorneys' fees incurred by Buyer in connection with the review and negotiation of this Assignment (which are addressed in the Purchase Agreement), Exchange Party agrees to defend, indemnify and hold harmless Buyer from all losses, costs and expenses (including reasonable attorneys' fees) resulting from Buyer entering into this Assignment which Buyer would not have incurred under the Purchase Agreement, but for entering into this Assignment.

8.	Counterparts.

This Assignment may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

9.	Attorneys' Fees.

In the event any action be instituted by a party to enforce any of the terms and provisions contained herein, the non-prevailing party shall pay to the prevailing party in such action the reasonable attorneys' fees, costs and expenses incurred by the prevailing party in connection therewith.

10.	Applicable Law and Severability

This Assignment shall, in all respects, be governed by the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail but the provision of the Assignment which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

	IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Amendment to Agreement of Purchase and Sale or Contribution and Escrow Instructions as of the day and year first above written.

BUYER:		Arden Realty Limited Partnership, a
     			Maryland limited partnership

			By:	Arden Realty, Inc. a Maryland
   				corporation, its General Partner


			By:  /s/ Victor J. Coleman
			Name:  Victor J. Coleman
			Title:  President and Chief Operating Officer

EXCHANGE PARTY:	Highridge Commercial Fund No. 1 L.P., a
             			California limited partnership

			By:	LAMCO Real Property, Inc., a
   				California corporation, its General Partner

			By:	/s/ Steven A. Berlinger
			Name:  Steven A. Berlinger
			Title:  Vice President

ACCOMMODATOR:	RPM INVESTMENTS, INC., A California corporation

			BY: /s/ Mark Minsky
			Name:  Mark Minsky
			Title:  President